Exhibit 99.1

iPower Authorizes $2 Million Share Repurchase Program, First in Company History

RANCHO CUCAMONGA, Calif., February 10, 2026 — iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”) today announced that its Board of Directors has approved a share repurchase program for the first time in the Company’s history, with unified support from all of the Company’s creditors.

The share repurchase program reflects alignment across iPower’s capital structure and confidence in the Company’s financial position and strategic direction. The Company expects to implement the up to $2,000,000 share repurchase program in the near future, subject to market conditions and applicable regulations.

“This is a meaningful milestone for iPower,” said Lawrence Tan, Chief Executive Officer of iPower. “Authorizing our first-ever share repurchase program — with the unified support of all creditors — underscores the progress we have made in strengthening our balance sheet and helps position the Company for disciplined, long-term value creation.”

iPower noted that the combination of new capital, recent cost-structure improvements, and Board authorization of a share repurchase program provides the Company with greater flexibility in capital allocation, while continuing to support its operating priorities and previously announced strategic initiatives.

About iPower Inc.

iPower Inc. (Nasdaq: IPW) is a technology- and data-driven supply chain and infrastructure provider for online retailers and brands, operating at the intersection of digital assets and real-world commerce. The Company delivers procurement, fulfillment, logistics, and software-enabled services, and is executing a broader crypto strategy through licensed partners and compliant infrastructure. For more information, please visit www.meetipower.com.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements, including statements regarding the share repurchase program, the anticipated benefits of the financing, the implementation of iPower’s digital asset strategy, and iPower’s future business plans. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. iPower undertakes no obligation to update forward-looking statements except as may be required by law. Actual results may differ materially from those anticipated. Investors are encouraged to review iPower’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other SEC filings.

Media & Investor Contact

IPW.IR@meetipower.com